Exhibit 99.1

PATRIOT ACQUISITION CORP.

PRO FORMA UNAUDITED BALANCE SHEET

	May 18, 2026	Pro Forma Adjustments (Unaudited)		As Adjusted (Unaudited)
Assets:
Current asset
Cash	$1,689,070			$1,689,070
Prepaid expenses	46,569			46,569
Total current asset	1,735,639			1,735,639
Cash held in Trust Account	160,800,000	15,000,000	(1)	175,875,000
		75,000	(2)
Total Assets	$162,535,639	15,075,000		$177,610,639

Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit:
Current liabilities
Accrued expenses	$27,500			$27,500
Accrued offering costs	586,014			586,014
Over-allotment option liability	147,300	(92,100)	(4)	55,200
Total current liabilities	760,814	(92,100)		668,714
Deferred underwriting fee	6,400,000	825,000	(3)	7,225,000
Total Liabilities	7,160,814	732,900		7,893,714

Commitments and Contingencies (Note 6)

Class A Ordinary Shares subject to Possible Redemption
Class A ordinary shares subject to possible redemption, $0.0001 par value; 17,500,000 shares at redemption value of $10.05 per share	160,800,000	14,842,500	(1)	175,875,000
		(819,951)	(3)
		92,100	(4)
		960,351	(5)
		15,075,000
Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—			—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none issued or outstanding (excluding 17,500,000 shares subject to possible redemption)	—			—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 4,600,000 shares issued and outstanding (1)(2)(3)	460			460
Additional paid-in capital	—	157,500	(1)	—
		75,000	(2)
		(5,049)	(3)
		(960,351)	(5)
		732,900	(6)

Accumulated deficit	(5,425,635)	(732,900)	(6)	(6,158,535)
Total Shareholders’ Deficit	(5,425,175)	(732,900)		(6,158,075)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$162,535,639	14,842,500		$177,610,639

(1)	Includes 600,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).
(2)	On May 14, 2026, the Sponsor surrendered to the Company for no consideration 1,150,000 Class B ordinary shares, resulting in the Sponsor holding 4,600,000 Class B ordinary shares. All share and per share data has been retrospectively presented.
(3)	As a result of the partial exercise by the underwriters of the over-allotment option on May 21, 2026, 375,000 founder shares are no longer subject to forfeiture.

See Note to Pro forma Unaudited Balance Sheet.

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PATRIOT ACQUISITION CORP.

NOTES TO PRO FORMA UNAUDITED BALANCE SHEET

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro forma Balance Sheet presents the Balance Sheet of Patriot Acquisition Corp. (the “Company”) as of May 18, 2026 adjusted for the closing of the partial exercise of the underwriters’ overallotment option and related transactions, which occurred on May 21, 2026, as described below.

The registration statement for the Company’s Initial Public Offering was declared effective on May 13, 2026. On May 18, 2026, the Company consummated the Initial Public Offering of 16,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $160,000,000. Each Unit consists of one Class A Ordinary Share, par value $0.0001 per share, and one-half of one redeemable warrant (the “Public Warrants”). Each whole Public Warrant entitles the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,200,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant, in a private placement to the Company’s sponsor, Patriot Acquisition Sponsor LLC, (“Sponsor”), and Keefe, Bruyette & Woods, Inc. (“KBW”), the representative of the underwriters, generating gross proceeds of $5,200,000. Of those 5,200,000 Private Placement Warrants, the Sponsor purchased 4,140,000 Private Placement Warrants and KBW purchased 1,060,000 Private Placement Warrants. Each whole Private Placement Warrant entitles the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment.

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 2,400,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions.

On May 21, 2026, the Company consummated the closing of an additional 1,500,000 Units sold pursuant to the underwriters’ partial exercise of their over-allotment option, generating gross proceeds of $15,000,000. Simultaneously with the consummation of the partial exercise of over-allotment option on May 21, 2026, the Company completed the private placement of an additional 75,000 Private Placement Warrants to KBW at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $75,000. Following the sale of the additional Units, all of the net proceeds from the sale of additional Units and additional Private Placement Warrants totaling to $15,075,000 have been added in the Trust Account. As a result, 375,000 founder shares are no longer subject to forfeiture. The underwriters have 45 days from the date of the Initial Public Offering to purchase the remaining 900,000 Units.

As of May 21, 2026, a total of $175,875,000 of the net proceeds from the Initial Public Offering (including the additional Units sold as the result of the partial exercise by the underwriters of their over-allotment option) and the sale of the Private Placement Warrants were placed in the Trust Account.

Pro forma adjustments to reflect the partial exercise of the underwriters’ over-allotment option and sale of the additional Private Placement Warrants are as follows:

	Pro forma entries
1	Cash held in Trust Account	15,000,000
	Class A ordinary shares subject to possible redemption		14,842,500
	Additional paid-in capital		157,500
	To record sale of 1,500,000 over-allotment Units at $10.00 per Unit.

2	Cash held in Trust Account	75,000
	Additional paid-in capital		75,000
	To record sale of 75,000 additional Private Placement Warrants to KBW at $1.00 per Private Placement Warrant

3	Class A ordinary shares subject to possible redemption	819,951
	Additional paid-in capital	5,049
	Cash held in Trust Account		825,000
	To record additional $0.40 per over-allotment Unit of deferred underwriting fee to underwriters

4	Over-allotment option liability	92,100
	Class A ordinary shares subject to possible redemption		92,100
	To release the value of 1,500,000 over-allotment option liability due to the partial exercise of the underwriters of their over-allotment option

5	Additional paid-in capital	960,351
	Class A ordinary shares subject to possible redemption		960,351
	To record accretion of Class A ordinary shares subject to redemption to an amount of $10.05 per share

6	Accumulated deficit	732,900
	Additional paid-in capital		732,900
	To record increase in reclassification of negative APIC to Accumulated Deficit

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